Written Statement of the Chairman of the Board, President and Chief
              Executive Officer Pursuant to 18 U.S.C. Section 1350

     Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Chairman of the Board, President and Chief Executive Officer of Midwest Express Holdings, Inc., a Wisconsin corporation (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Timothy E. Hoeksema
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Timothy E. Hoeksema
March 18, 2003